Exhibit 2
                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of January 10, 1997, among TW CABLE, L.L.C., a New York limited liability company, with offices located at 81 Executive Boulevard, Farmingdale, New York, 11735 (the "Purchaser"), the Owners of Preferred Stock ("Preferred Shareholders") and Secured Subordinated Debentures and Warrants issued in connection therewith ("Debentureholders" and together with the Preferred Shareholders hereafter collectively referred to as the "Sellers") of VTX Electronics Corp., a Delaware Corporation ("VTX"), whose names and addresses are set forth in the schedule, annexed hereto, made part hereof and referred to as Exhibit "1," and Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C., with offices as 425 Park Avenue, New York, New York 10022, as escrow agent (the "Escrow Agent").

     Purchaser desires to purchase from the Sellers all, but not less than ninety (90%) percent, of the outstanding VTX (a) Senior Redeemable Cumulative Convertible Preferred Stock ("Preferred Shares"), and (b) Secured Subordinated Debentures in the principal unpaid amount of Two Million Six Hundred Fifty Thousand ($2,615,000) Dollars and Seventy Million Three Hundred Fifty Thousand (70,350,000) warrants (the "Warrants") issued in connection therewith (collectively, the "Debentures," and, together with the Preferred Shares, the "Securities") for a maximum aggregate purchase price of One Million One Hundred Thousand ($1,100,000) Dollars (the "Purchase Price" and, together with the Preferred Shares and Debentures, collectively referred to as the "Escrow Property"), pursuant to the Securities Purchase Agreement between the Purchaser and the Sellers, dated as of the date hereof (the "Purchase Agreement") a copy of which is annexed hereto, made a part hereof and referred to as Exhibit "2". This Escrow Agreement is being entered into for the purpose of assuring Purchaser of the fulfillment

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of those  conditions  described  in  Article  1 hereof.  Capitalized  terms hereunder shall have the same meaning as in the Purchase Agreement unless the context clearly indicates the contrary.

     In consideration of the execution of the Purchase Agreement and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                 ESCROW PROPERTY

     1.1. Simultaneously with the execution and delivery hereof by Purchaser and the Escrow Agent, there has been delivered to the Escrow Agent a copy of the Purchase Agreement executed by Purchaser, accompanied by Purchaser's wire transfer for the Purchase Price payable to the order of the Escrow Agent in the sum of One Million One Hundred Thousand ($1,100,000) Dollars and conditional letters of resignation of Edward Goodstein and Carl Palazzolo.

     1.2. Escrow Agent agrees to deposit the Purchase Price into escrow in an interest bearing segregated bank account at Republic National Bank and to promptly notify Purchaser and Albert Roth (the "Sellers' Representative") of the address of said bank where the funds are on deposit and the account number.

     1.3. Escrow Agent agrees to give notice to Purchaser and Sellers' Representative of due receipt from the Sellers of delivery into escrow of the Agreements and Securities described in Section 1.5 hereof.

     1.4. If by February 14, 1997, Purchaser fails to receive the notice from the Escrow Agent, as described in Section 1.5 hereof, then Purchaser shall thereafter have the right (until such notice is received by Purchaser) to cancel this Escrow Agreement (and the Purchase Agreement) upon notice to the Escrow Agent and Sellers' Representative and the Escrow Agent agrees thereafter to forthwith deliver the Purchase Price (and all interest earned thereon) to the Purchaser.

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     1.5.  The Escrow  Agent shall  deliver  notice to  Purchaser by midnight on
February 14, 1997 that there has been delivered to the Escrow Agent the following:

     (i) Certificates for an aggregate of at least Eleven Thousand Three Hundred Seventy-Five (11,375) VTX Preferred Shares which is equal to at least ninety (90%) percent of VTX's outstanding Preferred Shares, accompanied by stock powers, endorsed by the registered owners thereof with signatures guaranteed by a bank, trust company or New York Stock Exchange member firm.

     (ii) Secured Subordinated Debentures (and Warrants issued in connection therewith) in the aggregate face amount of Two Million Three Hundred Fifty-Three Thousand Five Hundred ($2,353,500) Dollars which is equal to at least ninety (90%) percent of Two Million Six Hundred Fifteen Thousand ($2,615,000) Dollars of VTX's outstanding Debentures, such Debentures being duly endorsed by the registered owners thereof or accompanied by bond powers and such Warrants being accompanied by stock powers, endorsed by the registered owners thereof, with signatures guaranteed by a bank, trust company or New York Stock Exchange member firm.

     (iii) Purchase Agreements and Escrow Agreements duly executed by the Preferred Shareholders and Debentureholders owning a minimum of the Securities described in Sections 1.5(i) and 1.5(ii) hereof.

     1.6. Escrow Agent covenants and agrees promptly to deliver to Purchaser and Sellers' Representative originals of the Agreements and photostatic copies of certificates for the Preferred Shares, Debentures and Warrants delivered to the Escrow Agent as described in Section 1.5 hereof.

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     1.7.  Following  delivery  to  the  Escrow  Agent  of  the  Agreements  and
Securities described in Section 1.5 hereof and Purchaser delivering notice to the Escrow Agent requesting release of the Escrow Property, the Escrow Agent shall forthwith deliver (a) the Preferred Shares and Debentures to the Purchaser, (b) the pro rata portion of the Purchase Price, together with interest thereon, representing payment for the Preferred Shares and Debentures actually purchased to the Sellers, and (c) the balance of the Purchase Price with interest thereon to the Purchaser.

     1.8. Following delivery to the Escrow Agent of the Agreements and Securities described in Section 1.5 hereof and the Sellers' Representative or Herrick, Feinstein LLP delivering notice (the "Sellers' Notice") to the Escrow Agent that the conditions set forth in Section 9.1 of the Purchase Agreement have been fulfilled and requesting that the Escrow Property be released from escrow, Escrow Agent shall deliver a copy of the Seller's Notice to the Purchaser. If, within ten (10) days thereafter, Purchaser fails to deliver notice to the Escrow Agent objecting thereto ("Purchaser's Notice"), Escrow Agent shall deliver the Escrow Property to the Purchaser and Sellers in the manner described in Section 1.7 hereof.

     1.9. If within ten (10) days after delivery of Sellers' Notice to the Purchaser, the Purchaser delivers Purchaser's Notice to the Escrow Agent and Seller's Representative, the Escrow Agent shall thereafter continue to hold and thereafter release the Escrow Property solely in accordance with any of the following:

     (a) instruction signed jointly by Purchaser and Sellers' Representative;

     (b) separate instructions of written like tenor from Purchaser and Sellers' Representative; or

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     (c) a certified copy of a judgment of a Court of competent  jurisdiction as to which the Escrow Agent shall have received an opinion of Purchaser's counsel or Herrick, Feinstein LLP satisfactory to the Escrow Agent that such judgment is final and beyond appeal.

     1.10. Anything in the foregoing to the contrary notwithstanding, at the sole discretion of the Escrow Agent, the Escrow Agent may at any time upon notice to Purchaser and Sellers' Representative deposit the Escrow Property and letters of resignation with a Court located in New York State selected by the Escrow Agent and, in such event, all liability and responsibility of the Escrow Agent shall terminate upon such deposit having been made.

     1.11. So long as the Escrow Property is held by the Escrow Agent, and until such time as the Escrow Agent receives written notice from Purchaser directing the Escrow Agent to deliver the Escrow Property to Purchaser, Purchaser shall have the right to vote the Shares for all purposes. If requested by Purchaser, Sellers' Representative and the Escrow Agent shall execute and deliver to Purchaser such proxies and authorizations as are reasonably required to confirm the voting rights of Purchaser during this period.

     1.12. So long as the Escrow Property is held by the Escrow Agent, and until such time as the Escrow Agent receives written notice from Purchaser directing the Escrow Agent to deliver the Escrow Property to Purchaser, all dividends upon the Escrow Property shall be paid to and held by the Escrow Agent. Upon termination of this escrow, any dividends, interest or other distributions of the Escrow Property, shall be delivered to the Party to whom the Securities are delivered.

                                    ARTICLE 2
                           CONCERNING THE ESCROW AGENT

     2.1. The Escrow Agent shall not be entitled to a fee for its services hereunder.

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     2.2.  The  Escrow  Agent  may  resign  and be  discharged  from its  duties hereunder at any time by giving notice of such resignation to the Purchaser and the Sellers' Representative specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of the Purchaser and the Sellers' Representative, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If the Purchaser and the Sellers's Nominee are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Agent shall continued to serve until a successor accepts the escrow and receives the Escrow Property. The Purchaser and the Seller's Nominee may agree at any time to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

     2.3. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein. The Escrow Agent, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind, unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be protected in doing so, upon (a) any written notice, instrument, or signature believed by it be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, or (b) the advice of counsel (which may be of the Escrow Agent's own choosing). The Escrow Agent shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled in good faith to rely without any liability upon the contents thereof.

     2.4. Each party (in the case of the Sellers, only to the extent of their Purchase Price, except to Roth and Rind, to whom no such limitation applies), agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's actions (including reasonable

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legal fees and expenses),  and the parties  further  agree,  subject to the above limitation, to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder that are not a consequence of their respective action, except in either case for liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence.

     2.5. The Escrow Agent shall not be prevented from acting as counsel to the Sellers as a result of serving as Escrow Agent hereunder.

     2.6. Anything in the foregoing to the contrary notwithstanding, at the sole discretion of the Escrow Agent, said Escrow Agent may, at any time, deposit the Escrow Property with a court selected by the Escrow Agent and upon such event, all liability and responsibility of the Escrow Agent shall terminate upon such deposit.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1. This Escrow Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

     3.2. This Escrow Agreement contains the entire understanding of the parties with respect to its subject matter, and may be amended only by a written instrument duly executed by all the parties hereto.

     3.3. Notices. All notices permitted or required under this Agreement shall be in writing and shall be either (a) delivered by personal service, (b) delivered by courier service, (c) telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

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



If to Escrow Agent to:   Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C.
                         425 Park Avenue
                         New York, New York 10022
                         Attention: Arthur Goldstein. Esq./Alex Spizz, Esq.
                         Telecopier: (212) 754-6262

With a copy to Sellers'
Representative:          Albert Roth
                         200 Winston Drive
                         Apartment 2515
                         Cliffside Park, New Jersey  07010

With a copy to:          Herrick, Feinstein LLP
                         2 Park Avenue
                         21st Floor
                         New York, New York  10016
                         Attention: Irwin Kishner, Esq.
                         Telecopier: (212) 889-7577

With a copy to:          Shustak, Jalil & Heller
                         545 Madison Avenue
                         New York, NY 10022
                         Attention: James Jalil, Esq.
                         Telecopier No.: (212) 688-6151

If to Purchaser to:      Edward Goodstein
                         TW Cable, L.L.C.
                         81 Executive Boulevard
                         Farmingdale, New York  11735-4710



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With a copy to:          Ruskin, Moscou, Evans & Faltischek, P.C.
                         170 Old Country Road
                         Mineola, New York  11501
                         Attention: Irvin Brum, Esq.
                         Telecopier No.: (516) 663-6610

Such notices shall be effective upon receipt in the case of personal or courier service or telecopier delivery and on the third (3rd) day after posting in the U.S. mail.

     3.4. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict-of-laws rules.

     3.5. This Escrow Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.6. This Escrow Agreement shall remain in full force and effect until the Escrow Agent has delivered all the Escrow Property in its possession in accordance with the terms thereof.

     3.7. Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.


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



     IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by the duly authorized officer of the Purchaser, Sellers and the Escrow Agent as of the date first above written.



                                        THE PURCHASER:

                                        TW CABLE, L.L.C.


                                     By:
                                        ----------------------------------
                                        Edward Goodstein, President
                                        Employer ID No.
                                                       -------------------


                                        THE ESCROW AGENT:

                                        TODTMAN, YOUNG, TUNICK, NACHAMIE,
                                        HENDLER & SPIZZ, P.C.


                                     By:
                                        ----------------------------------
                                        Employer ID No.
                                                       -------------------


                                        ----------------------------------
                                        Steel Partners II, L.P.
                                        c/o Warren Lichtenstein
                                        750 Lexington Avenue
                                        New York, NY 10022
                                        Employer ID No.

                                        ----------------------------------
                                        Quota Fund NV
                                        c/o Warren Lichtenstein
                                        750 Lexington Avenue
                                        New York, NY 10022
                                        Employer ID No.
                                                       -------------------



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                                       10

                                        ----------------------------------
                                        Marshall D. Butler
                                        750 Lexington Avenue
                                        New York, NY 10022
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Kenneth Rind
                                        44 West 77th Street, Apt. 8W
                                        New York, NY 10024
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Hiro Hiranandani
                                        c/o Computer Power, Inc.
                                        124 West Main Street
                                        High Bridge, New York  08829
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Herman Fialkov
                                        c/o PolyVentures
                                        199 Middle Neck Road
                                        Great Neck, New York  11021
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Albert Roth
                                        200 Winston Drive
                                        Apartment 2515
                                        Cliffside Park, New Jersey  07010
                                        SSN

                                           -------------------------------


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                                       11

                                        ----------------------------------
                                        Long Island Venture Fund, L.P.
                                        Paul Lowell, Partner
                                        110 Lake Avenue South
                                        Nesconset, NY 11767
                                        Employer ID No.
                                                       -------------------


                                        ----------------------------------
                                        Alexander Wohlgemuth
                                        Ernst & Co.
                                        One Battery Park Plaza
                                        New York, NY  10004
                                        SSN
                                           -------------------------------



                                        ----------------------------------
                                        LEG Partners SBIC, L.P.
                                        c/o Golub Associates
                                        Attention: Lawrence E. Golub
                                        230 Park Avenue South
                                        New York, NY 10169
                                        Employer ID No.
                                                       -------------------



                                        ----------------------------------
                                        Rabinowitz Family 1986 Trust
                                        c/o Odyssey Partners
                                        Attention: Martin Rabinowitz
                                        31 West 52nd Street
                                        New York, New York  10169
                                        Employer ID No.
                                                       -------------------



                                        ----------------------------------
                                        Rabinowitz Family 1991 Trust
                                        c/o Odyssey Partners
                                        Attention: Martin Rabinowitz
                                        31 West 52nd Street
                                        New York, New York  10169
                                        Employer ID No.
                                                       -------------------


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                                       12

                                        ----------------------------------
                                        Martin Rabinowitz
                                        31 West 52nd Street
                                        New York, New York  10169
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Doris L. Payson
                                        290 Kings Point Road
                                        Kings Point, NY 11024
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Seymour Leslie Trust
                                        c/o Leslie Group
                                        1370 Avenue of the Americas
                                        26th Floor
                                        New York, New York  10019
                                        Employer ID No.
                                                       -------------------


                                        ----------------------------------
                                        Fred Heim
                                        4900 Gloria Avenue
                                        Encino, CA 91436
                                        SSN
                                           -------------------------------



                                        ----------------------------------
                                        Alexander D. MacCallum
                                        Janet M. MacCallum
                                        1 Tennyson Road
                                        New Hartford, NY 13413
                                        SSN
                                           -------------------------------



                                        ----------------------------------
                                        Fundex Capital Corp.
                                        555 Theodore Fremd Avenue
                                        Suite C-200
                                        Rye, New York  10580
                                        Employer ID No.
                                                       -------------------


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                                       13

                                        ----------------------------------
                                        Roland A. Catalano
                                        3215 Crabtree Lane
                                        Hunting Valley, Ohio
                                        SSN
                                           -------------------------------


                                        ----------------------------------
                                        Tradewind Fund L.P. I
                                        c/o Henry Hackel
                                        2701 Summer Street
                                        Stamford, Connecticut  06905
                                        Employer ID No.
                                                       -------------------


                                        ----------------------------------
                                        R.F. Lafferty & Co., Inc.
                                         Pension Profit Plan
                                        c/o Henry Hackel
                                        80 Broad Street
                                        New York, New York  10004
                                        Employer ID No.
                                                       -------------------



                                        ----------------------------------
                                        Stourbridge Investments, Ltd.
                                        c/o Kalis Shvarbir
                                        Private Trust Limited
                                        P.O. Box N-75
                                        Nassau, Bahamas
                                        Employer ID No.
                                                       -------------------


                                        ----------------------------------
                                        Martin and Miriam Knecht
                                        735 Park Avenue
                                        Elizabeth, New Jersey  07208
                                        SSN
                                           -------------------------------



                                        TW Communications Corp. hereby
                                        guarantees the performance of
                                        Purchaser under this Agreement


                                     By:
                                        ----------------------------------



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